Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the use in this Amendment No. 6 to the Registration Statement on Form S-1 of our report dated May 14, 2007 relating to the consolidated financial statements of Sucampo Pharmaceuticals, Inc. and its subsidiaries (Sucampo Pharma Europe, Ltd. and Sucampo Pharma, Ltd.), which appears in such Registration Statement. We also consent to the references to us under the headings “Experts” and “Selected Consolidated Financial Data” in such Registration Statement.
/s/ PricewaterhouseCoopers LLP
Baltimore, Maryland
May 14, 2007